EXHIBIT 4.3




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                                EUROBOND GUARANTY


                                  by and among


                            INTELSAT (BERMUDA), LTD.
                CERTAIN SUBSIDIARIES OF INTELSAT (BERMUDA), LTD.


                                   in favor of


                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                              as Collateral Trustee


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                          Dated as of January 28, 2005

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                               EUROBOND GUARANTY


            EUROBOND GUARANTY (as amended, modified, restated and/or supplemented from time to time, this "GUARANTY"), dated as of January 28, 2005, made by and among each of the undersigned guarantors (each, a "GUARANTOR" and, together with any other entity that becomes a guarantor hereunder pursuant to
Section 21 hereof, collectively, the "GUARANTORS") in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Trustee on behalf of the Eurobond Creditors (together with any successor Collateral Trustee, the "Collateral TRUSTEE") pursuant to the terms of a Collateral Trust Agreement (the "Collateral Trust Agreement"), dated as of January 28, 2005, by and among Intelsat, Ltd. and certain subsidiaries thereof, the Collateral Trustee, and Deutsche Bank Trust Company Americas, as Collateral Agent under the Credit Agreement. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement, dated as of January 28, 2005, by and among Intelsat, Ltd. (as the company resulting from the amalgamation of Zeus Merger One Limited and Intelsat, Ltd.), Intelsat (Bermuda), Ltd. (as the company resulting from the amalgamation of Zeus Merger Two Limited and Intelsat (Bermuda), Ltd.), the lenders from time to time party thereto (the "LENDERS"), Credit Suisse First Boston and Lehman Brothers Inc., as Co-Documentation Agents, Bank of America, N.A., Bear Stearns Corporate Lending Inc., BNP Paribas and Merrill Lynch Capital Corporation, as Co-Documentation Agents, Credit Suisse First Boston and Lehman Brothers Inc., as Co-Syndication Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent (together with any successor Administrative Agent, the "ADMINISTRATIVE AGENT") and as Collateral Agent (together with any successor Collateral Agent, the "COLLATERAL AGENT") (as amended, modified, restated and/or supplemented from time to time, the "CREDIT AGREEMENT") shall be used herein as therein defined.


                            W I T N E S S E T H :
                            - - - - - - - - - -


            WHEREAS, The International Telecommunications Satellite Organization ("INTELSAT"), established by the Agreement Relating to the International Telecommunications Satellite Organization "INTELSAT" on August 20, 1971, as amended (the "INTELSAT AGREEMENT"), and Citibank, N.A. (as successor to Morgan Guaranty Trust Company of New York), as Fiscal Agent and Principal Paying Agent (together with any successor Fiscal Agent and Principal Paying Agent, the "FISCAL AGENT"), have entered into a Fiscal Agency Agreement, dated as of February 28, 1995 (as amended, modified or supplemented from time to time, the "FISCAL AGENCY AGREEMENT"), providing for the issuance by INTELSAT of its 8 1/8% Notes due February 28, 2005 (the "EUROBOND 8 1/8% NOTES") to the holders thereof from time to time (the "EUROBOND 8 1/8% NOTEHOLDERS" and, together with the Fiscal Agent, the "EUROBOND CREDITORS");

            WHEREAS, INTELSAT transferred, assigned and delegated all of its rights, benefits and obligations under the Eurobond 8 1/8% Notes and the Fiscal Agency Agreement to Intelsat, Ltd. ("ISSUER"), a company organized under the laws of Bermuda, and Issuer accepted all of such rights, benefits and obligations, and agreed to be bound by substantially all of the terms and conditions of the Eurobond 8 1/8% Notes and the Fiscal Agency Agreement pursuant to the Assignment, Assumption and Amendment Agreement, dated as of July 18, 2001, by and among


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INTELSAT,  Issuer, and Citibank,  N.A. (this Guaranty,  together with the Fiscal
Agency Agreement, the Eurobond 8 1/8% Notes and the Assignment, Assumption and Amendment Agreement, the "EUROBOND DOCUMENTS");

            WHEREAS, each Guarantor has agreed to guarantee to the Collateral Trustee for the benefit of the Eurobond Creditors the payment and performance when due of all Eurobond Obligations owing by Intelsat, Ltd. in respect of the Eurobond 8 1/8% Notes and related Eurobond Documents;

            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Collateral Trustee for the benefit of the Eurobond Creditors and hereby covenants and agrees with each other Guarantor and the Collateral Trustee for the benefit of the Eurobond Creditors as follows:

            1. GUARANTY. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety, to the Collateral Trustee for the benefit of the Eurobond Creditors the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the principal of, premium, if any, and interest in respect of the Eurobond 8 1/8% Notes and all other obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all similar interest that accrues after the commencement of any bankruptcy, insolvency, receivership, reorganization or similar proceeding at the rate provided for in the respective documentation, whether or not such interest is an allowed claim in any such proceeding)) of the Issuer owing to the Eurobond Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Eurobond Documents and the due performance and compliance by such Issuer with all of the terms, conditions, covenants and agreements contained in the Eurobond Documents (all such principal, premium, interest, obligations, liabilities and indebtedness being herein collectively called the "GUARANTEED OBLIGATIONS").

Each Guarantor understands, agrees and confirms that the Eurobond Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Issuer or INTELSAT, or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. This Guaranty is a guaranty of prompt payment and performance and not of collection.

            2. LIABILITY OF GUARANTORS ABSOLUTE. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Issuer or INTELSAT whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Issuer, INTELSAT or any other party, (b) any other


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continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Issuer or INTELSAT, (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Eurobond Creditor on the indebtedness which any Eurobond Creditor repays the Issuer or INTELSAT pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Eurobond Creditors as contemplated in Section 5 hereof, (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor or (i) except for the payment in full in cash of the Guaranteed Obligations, any event or the existence of any other circumstance which might constitute a legal or equitable discharge of a surety or guarantee.

            3. OBLIGATIONS OF GUARANTORS INDEPENDENT. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Issuer and INTELSAT, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, the Issuer or INTELSAT and whether or not any other Guarantor, any other guarantor of the Guaranteed Obligations, the Issuer or INTELSAT be joined in any such action or actions. Each Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Issuer or other circumstance which operates to toll any statute of limitations as to the Issuer shall operate to toll the statute of limitations as to each Guarantor.

            4. WAIVERS BY GUARANTORS. (a) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Collateral Trustee or any other Eurobond Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, the Issuer or INTELSAT) and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by the Collateral Trustee or any Eurobond Creditor upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.

            (b) Each Guarantor waives (to the fullest extent permitted by applicable law) any right to require the Collateral Trustee or any Eurobond Creditor to: (i) proceed against the Issuer, INTELSAT, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Issuer, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Collateral Trustee's or any Eurobond Creditor's power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Issuer,


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INTELSAT, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Issuer, INTELSAT, any other Guarantor, any other
guarantor  of  the   Guaranteed   Obligations   or  any  other  party,   or  the
unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer other than payment in full in cash of the Guaranteed Obligations. The Collateral Agent for the benefit of the Secured Creditors may, at its election, foreclose on any collateral serving as security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Collateral Agent on behalf of the Secured Creditors may have against the Issuer, INTELSAT, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives (to the fullest extent permitted by applicable law) any defense arising out of any such election by the Collateral Agent for the benefit of the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of such Guarantor against the Issuer, INTELSAT, any other Guaranteed Party, any other guarantor of the Guaranteed Obligations or any other party or any security.

            (c) To the extent that the failure to do so might give rise to a defense under this Guaranty (with any such defense being hereby waived by each Guarantor to the fullest extent permitted by law), each Guarantor assumes all responsibility for being and keeping itself informed of the Issuer's, INTELSAT's and each other Guarantor's financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and each Guarantor acknowledges that it has adequate means to obtain from the Issuer, INTELSAT and each other Guarantor on an ongoing basis information relating thereto and the Issuer's, INTELSAT's and each other Guarantor's ability to pay and perform its respective Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that (x) neither the Collateral Trustee nor any Eurobond Creditor shall have any obligation to investigate the financial condition or affairs of the Issuer, INTELSAT or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of the Issuer, INTELSAT or any other Guarantor that might become known to the Collateral Trustee or any Eurobond Creditor at any time, whether or not the Collateral Trustee or such Eurobond Creditor knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) increase the risk of such Guarantor as guarantor hereunder, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Obligations hereunder and (y) neither the Collateral Trustee nor any Eurobond Creditor shall have any duty to advise any Guarantor of information known to them regarding any of the aforementioned circumstances or risks.

            (d) Each Guarantor hereby acknowledges and agrees that neither the Collateral Trustee nor any other Person shall be under any obligation (i) to marshal any assets in


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favor of such Guarantor or in payment of any or all of the liabilities under the
Eurobond Documents or the obligation of such Guarantor hereunder or (ii) to pursue any other remedy that such Guarantor may or may not be able to pursue itself, any right to which such Guarantor hereby waives.

            (e) Each Guarantor warrants and agrees that if any of the waivers set forth in Section 3 and in this Section 4 are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

            5. RIGHTS OF COLLATERAL  TRUSTEE AND EUROBOND CREDITORS . Subject to
Section 4, any of the following actions by the Collateral Trustee or any Eurobond Creditor, to the extent not prohibited by any Eurobond Document, at any time and from time to time, will not impair or release the obligations or liabilities of any Guarantor hereunder, upon or without any terms or conditions and in whole or in part (except as shall be required by applicable statute and cannot be waived):

            (a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

            (b)  take  and  hold  security  for the  payment  of the  Guaranteed
Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            (c) exercise or refrain from exercising any rights against the Issuer, INTELSAT, any other Guarantor, any Subsidiary thereof, any other guarantor of the Issuer or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, Guarantors, other guarantors, the Issuer, INTELSAT or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Issuer to creditors of the Issuer (or of INTELSAT to creditors of INTELSAT) other than the Collateral Trustee or the Eurobond Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Issuer or INTESAT to the Collateral Trustee or the Eurobond Creditors regardless of what liabilities of the Issuer or INTELSAT remain unpaid;


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            (g)  consent  to or waive any  breach  of, or any act,  omission  or default under, any of the Eurobond Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Eurobond Documents or any of such other instruments or agreements;

            (h) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Issuer or INTELSAT to recover full indemnity for any payments made pursuant to this Guaranty; and/or

            (i) take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).

No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Eurobond Documents or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

The Collateral Trustee makes no representation or warranty and shall have no liability with respect to the validity, sufficiency, valuation or enforceability of this Guaranty. Nothing hereunder shall require the Collateral Trustee to take any action without written direction from the Required Eurobond Creditors and without full indemnity deemed satisfactory in the sole discretion of the Collateral Trustee for all of its costs, expenses and fees, including the fees and expenses of its counsel. The rights, protections and indemnities of the Collateral Trustee under the terms of the Collateral Trust Agreement are expressly incorporated herein and the Collateral Trustee shall be protected by such terms hereunder to the same extent as under the Collateral Trust Agreement.

            6. CONTINUING GUARANTY. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Collateral Trustee or any Eurobond Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Collateral Trustee or any Eurobond Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Trustee or any Eurobond Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for the Collateral Trustee or any Eurobond Creditor to inquire into the capacity or powers of the Issuer or the


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officers,  directors,  partners or agents  acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            7. GUARANTY ENFORCEABLE BY COLLATERAL TRUSTEE OR COLLATERAL AGENT. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Eurobond Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Collateral Trustee acting upon the instructions of the Required Eurobond Creditors and that no other Eurobond Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Collateral Trustee and the Collateral Agent for the benefit of the Eurobond Creditors upon the terms of this Guaranty and the Security Documents. The Eurobond Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder). It is understood and agreed that the agreement in this Section 7 is among and solely for the benefit of the Eurobond Creditors and that, if the Required Eurobond Creditors so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Eurobond Creditor.

            8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUARANTORS. Each Guarantor hereby makes the representations and warranties contained in Sections 7.01, 7.02, 7.03, 7.04 (solely with respect to Credit Documents to which such Guarantor is a party and qualified, rather than in respect of the knowledge of the Borrower, to the knowledge of such Guarantor) and 7.06 (solely with respect to the Credit Documents to which such Guarantor is a party) of the Credit Agreement, in each case after giving effect to the Transaction.

            9. EXPENSES. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of the Collateral Trustee or any Eurobond Creditor in connection with the enforcement of this Guaranty and, upon the occurrence of and during the continuance of an Event of Default, the protection of the Eurobond Creditors' rights hereunder (including, in each case, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by the Collateral Trustee and each Eurobond Creditor).

            10. BENEFIT AND BINDING EFFECT. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Collateral Trustee (for the benefit of the Eurobond Creditors) and its successors and assigns.

            11. AMENDMENTS; WAIVERS. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and with the written consent of the Collateral Trustee, acting upon the direction of the Required Eurobond Creditors.


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            12. SET OFF.  In  addition  to any rights now or  hereafter  granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of any event of default under, and as defined in, Section 7 of the reverse side of the Eurobond 8 1/8% Notes (an "EVENT OF DEFAULT"), the Collateral Trustee and each Eurobond Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Collateral Trustee or such Eurobond Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to the Collateral Trustee or such Eurobond Creditor under this Guaranty, irrespective of whether or not the Collateral Trustee or such Eurobond Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

            13. NOTICE. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telecopy or courier service and all such notices and communications shall, when mailed, telecopied or sent by courier, be effective when deposited in the mails or delivered to the overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Collateral Trustee or any Guarantor shall not be effective until received by the Collateral Trustee or such Guarantor, as the case may be. All notices and other communications shall be in writing and addressed to such party at (i) in the case of the Collateral Trustee, Deutsche Bank Trust Company Americas, 60 Wall Street, 27th Floor, Mail Stop: NYC60-2710, New York, NY 10005,
Attention:  Manager,  Aldrin M. Bayne,  Escrow Team, Tel: (212)  250-4660,  Fax:
(732) 578-4593, and (ii) in the case of any Guarantor, c/o Intelsat Global Service Corporation, 3400 International Drive, NW, Washington, DC 20008,
Attention: David Meltzer, Esq., Tel.: (202) 944-6800, Fax: (202) 944-7898; or in
any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

            14. REINSTATEMENT. If any claim is ever made upon the Collateral Trustee or any Eurobond Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of
(i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, the Issuer), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Eurobond 8 1/8% Note, any other Eurobond Document or any other instrument evidencing any liability of the Issuer, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            15. CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND WAIVER OF TRIAL BY JURY. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE COLLATERAL TRUSTEE AND THE EUROBOND CREDITORS

AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the County of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York, 10011, as its authorized designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such authorized designee, appointee and agent shall cease to be available to act as such, each Guarantor agrees to designate a new authorized designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Collateral Trustee under this Guaranty. Each Guarantor hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth in
Section 13 hereof, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Collateral Trustee or any Eurobond Creditor to serve process in any other manner permitted by law or to commence legal
proceedings   or  otherwise   proceed   against  each  Guarantor  in  any  other
jurisdiction.

            (b) Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) EACH GUARANTOR AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER EUROBOND DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            16. RELEASE OF LIABILITY OF GUARANTOR UPON SALE OR DISSOLUTION. In the event that any Guarantor shall no longer be a "Guarantor" under the

Credit Agreement, then such Guarantor shall be released from this Guaranty automatically and without further action other than delivering written notice thereof to the Collateral Trustee, and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect. The Collateral Trustee agrees to execute such releases and other documents and instruments prepared by such Guarantor as any Guarantor may request in furtherance of the requirements under this Section 16.

            17. CONTRIBUTION. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "RELEVANT PAYMENT") is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "AGGREGATE EXCESS AMOUNT"), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other
Guarantor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "AGGREGATE DEFICIT AMOUNT") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor's right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; PROVIDED that no Guarantor may take any action to enforce such right until the Guaranteed Obligations (other than indemnities to the extent not then due and payable) have been paid in full in cash and the Total Commitment and all Letters of Credit have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this
Section 17 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor's obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 17: (i) each Guarantor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the "Adjusted Net Worth" of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the "Net Worth" of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor's assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty, any Subsidiaries Guaranty or any guaranteed obligations arising under any guaranty of the Senior Notes) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty pursuant to Section 16 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 17, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 17, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations (other than indemnities to the extent not then due and payable) have been paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent.

            18. LIMITATION ON GUARANTEED OBLIGATIONS. Each Guarantor and the Collateral Trustee (and each Eurobond Creditor by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and the Collateral Trustee (and each Eurobond Creditor by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws (it being understood that it is the intention of the parties to this Guaranty and the parties to any guaranty of the Senior Notes that, to the maximum extent permitted under applicable laws, the liabilities in respect of the guarantees of the Senior Notes shall not be included for the foregoing purposes and that, if any reduction is required to the amount guaranteed by any Guarantor hereunder and with respect to the Senior Notes that its guarantee of amounts owing in respect of the Senior Notes shall first be reduced) and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance. In addition, each Guarantor organized under the laws of England and Wales and the Collateral Trustee (and each Eurobond Creditor by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by any such Guarantor shall not apply to any liability to the extent that it would result in this Guaranty constituting unlawful financial assistance within the meaning of
Section 151 of the Companies Act 1985.

            19. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Issuer and the Collateral Trustee.

            20. PAYMENTS. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

            21. ADDITIONAL GUARANTORS. It is understood and agreed that any Subsidiary of the Issuer that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by (x) executing and delivering a counterpart hereof to the Collateral Trustee or (y) executing a joinder agreement in a form substantially similar to Exhibit N under the Credit Agreement, with such modifications as the Collateral Agent shall approve and delivering same to the Collateral Trustee, in each case as may be requested by (and in form and substance satisfactory to) the Collateral Trustee and shall, in connection therewith, take all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents and actions required to be taken to be taken above, including to the reasonable satisfaction of the Collateral Trustee.

            22. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

                                    * * *

            IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


                                     INTELSAT (BERMUDA), LTD.,
                                         as a Guarantor


                                       By:______________________________________
                                         Name:
                                         Title:


                                     INTELSAT HOLDINGS LLC,
                                         as a Guarantor


                                       By:______________________________________
                                         Name:
                                         Title:


                                     INTELSAT LLC,
                                         as a Guarantor


                                       By:______________________________________
                                         Name:
                                         Title:


                                     INTELSAT USA SALES CORP.,
                                         as a Guarantor


                                       By:______________________________________
                                         Name:
                                         Title:


                                     INTELSAT USA LICENSE CORP.,
                                         as a Guarantor


                                       By:______________________________________
                                         Name:
                                         Title:

                                     INTELSAT GLOBAL SERVICE CORPORATION,
                                         as a Guarantor


                                       By:______________________________________
                                         Name:
                                         Title:


                                     INTELSAT GLOBAL SALES & MARKETING LTD.,
                                         as a Guarantor


                                       By:______________________________________
                                         Name:
                                         Title:

Accepted and Agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
    as Collateral Trustee


By:______________________________________
   Name:
   Title:

                               TABLE OF CONTENTS

                                                                            PAGE

1.    GUARANTY.................................................................2

2.    LIABILITY OF GUARANTORS ABSOLUTE.........................................2

3.    OBLIGATIONS OF GUARANTORS INDEPENDENT....................................3

4.    WAIVERS BY GUARANTORS....................................................3

5.    RIGHTS OF COLLATERAL TRUSTEE AND EUROBOND CREDITORS .....................5

6.    CONTINUING GUARANTY......................................................6

7.    GUARANTY ENFORCEABLE BY COLLATERAL TRUSTEE OR COLLATERAL AGENT...........7

8.    RESERVED.................................................................7

9.    EXPENSES.................................................................7

10.   BENEFIT AND BINDING EFFECT...............................................7

11.   AMENDMENTS; WAIVERS......................................................7

12.   SET OFF..................................................................8

13.   NOTICE...................................................................8

14.   REINSTATEMENT............................................................8

15.   CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND WAIVER OF TRIAL
         BY JURY...............................................................8

16.   RELEASE OF LIABILITY OF GUARANTOR UPON SALE OR DISSOLUTION...............9

17.   CONTRIBUTION............................................................10

18.   LIMITATION ON GUARANTEED OBLIGATIONS....................................11

19.   COUNTERPARTS............................................................11

20.   PAYMENTS................................................................11

21.   ADDITIONAL GUARANTORS...................................................12

22.   HEADINGS DESCRIPTIVE....................................................12